Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2025 Equity Incentive Plan of Primech Holdings Ltd. of our report dated July 24, 2025, relating to the consolidated financial statements of Primech Holdings Ltd. as of March 31, 2025 and 2024, which appear in Primech Holdings Ltd.’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the Securities and Exchange Commission.

Los Angeles, California

June 4, 2026

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200

www.weinbergla.com